Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Christina Wiater, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q of BrightSphere Investment Group Inc. for the quarterly period ended September 30, 2022 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents in all material respects the financial condition and results of operations of BrightSphere Investment Group Inc. for the periods covered by the Report. The foregoing certification is being furnished to the Securities and Exchange Commission as part of the Report. A signed original of this statement has been provided to BrightSphere Investment Group Inc. and will be retained by BrightSphere Investment Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	November 4, 2022	/s/ Christina Wiater
Name: Christina Wiater
Title: Senior Vice President and Principal Financial Officer
(principal financial officer and principal accounting officer)